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                                                                    Exhibit 23.1





               Consent of Ernst & Young LLP, Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 Number 33-87678) pertaining to the 401(k) Savings Plan of Wolverine Tube, Inc. of our report dated June 22, 2001, with respect to the financial statements and schedule of the Wolverine Tube, Inc. 401(k) Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2000.




Birmingham, Alabama                        /s/ Ernst & Young LLP
June 27, 2001